UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2022 (November 8, 2022)

Cosmos Group Holdings, Inc.
.(Exact name of registrant as specified in its charter)

Nevada	000-55793	90-1177460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

37th Floor, Singapore Land Tower 50 Raffles Place Singapore	048623
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +65 6829 7017

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common	COSG	NA

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Coinllectibles, a British Virgin Islands private limited company and subsidiary of Cosmos Group Holdings Inc., a Nevada corporation, entered into a Technical Knowhow License and Servicing Agreement with DataCube Research Centre Limited, a Hong Kong limited company (“DataCube”), pursuant to which DataCube agreed to provide certain technical knowhow including, a visual intelligence engine, speech recognition engine, text analytics engine, emotion recognition engine, motion recognition engine, AI agent creation engine, and Metaverse Development on Roblox, during a three-year term in consideration of an aggregate of Forty Five Million Dollars ($45,000,000) in accordance with the terms and conditions of that certain Technical Knowhow License and Servicing Agreement, dated as of November 8, 2022, by and between Coinllectibles Limited, a British Virgin Islands private limited company, and DataCube (the “DataCube Agreement”). The consideration is payable in cash or cryptocurrencies. The DataCube Agreement contains normal and customary provisions relating to indemnification and ownership of intellectual property.

The foregoing description of the DataCube Agreement is qualified in its entirety by reference to the DataCube Agreement, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c). Exhibits.

Number	Exhibit

10.1	Technical Knowhow License and Servicing Agreement, dated November 8, 2022, by and between Coinllectibles Limited and DataCube Research Centre Limited.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cosmos Group Holdings, Inc.

Date: November 9, 2022	By:	/s/ Man Chung Chan
Man Chung Chan
Chief Executive Officer

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